Exhibit 99.1
NYSE Euronext Announces European Clearing Strategy
New, purpose-built clearing houses to be established in London and Paris
Clearing relationship with LCH.Clearnet Group to cease in 2012
Amsterdam, Brussels, Lisbon, London, New York, Paris — Wednesday 12 May 2010 — NYSE Euronext today announced that, subject to regulatory approval, it will commence clearing its European securities and derivatives business through two new, purpose-built, clearing houses based in London and Paris in late 2012. LCH.Clearnet Ltd in London and LCH.Clearnet SA in Paris have been informed that NYSE Euronext’s current contractual arrangements for clearing with them will terminate accordingly at that time. No termination fees or penalties will be payable.
The new clearing houses are part of NYSE Euronext’s strategic plan to offer clearing services in the UK and in the Eurozone. These clearing houses will complement NYSE Euronext’s diverse cash and derivatives trading business. The clearing of NYSE Euronext’s European business will also be re-aligned along asset class lines better to meet customers’ needs, so that the new clearing house in London will clear listed interest rate, commodities and FX products and the new clearing house in Paris will clear equities and equities derivatives products.
The execution of this strategy will bring the following benefits for NYSE Euronext customers: (a) the implementation of common clearing systems, developed from a base of existing operational technology so as to keep migration frictions as low as possible, across all of NYSE Euronext-listed asset classes, will provide for operational savings for customers over the current arrangements; (b) the better distribution and aggregation of risk-correlated instruments among the two new clearing houses (one operating under English law, one operating under French law) will provide for capital savings over the current arrangements; and (c) attractive economic terms.
The new arrangements will also bring benefits to NYSE Euronext shareholders. The new strategy builds on the first step taken with the creation of NYSE Liffe Clearing in 2009, by which NYSE Euronext’s wholly-owned subsidiary, NYSE Liffe, began clearing its own London-listed derivatives business as a self-clearing Recognised Investment Exchange, while outsourcing its banking, guarantee and default management arrangements to LCH.Clearnet Ltd. Under the new strategy, NYSE Euronext will move wholly away from all of its outsourced contractual arrangements with LCH.Clearnet Group Ltd’s subsidiaries in London and Paris to a situation in which NYSE Euronext has control over the clearing operations and development of its cash and derivatives businesses in Europe. NYSE Euronext also intends to extend clearing services to OTC markets and certain other trading platforms on attractive and competitive commercial terms.
To build its two new clearing houses, NYSE Euronext expects to invest up to US$60m until the end of 2012, some of which will be capital expenditure. From 2013 onwards, NYSE Euronext estimates that it will realize: (i) additional revenues of at least US$100m annually from insourcing its Euronext markets securities and derivatives clearing business; and (ii) significant annual cost savings from insourcing those clearing services currently provided to NYSE Liffe by LCH.Clearnet Ltd.
While construction of the new clearing houses de novo progresses, NYSE Euronext also remains open to discussions on any potential restructuring of LCH.Clearnet Group Ltd, and/or its subsidiary companies. Should any such discussions lead to a firm conclusion that such a restructuring route, in respect of clearing activities in London and/or Paris, could offer greater benefit to NYSE Euronext’s customers and shareholders than continuing de novo construction, this matter would be thoroughly reviewed by NYSE Euronext’s board and further announcements made as appropriate.
Duncan Niederauer, NYSE Euronext’s Chief Executive Officer said, “After an in-depth strategic review, we concluded that we should improve our clearing arrangements while maintaining our current regulatory relationships in Europe. This is an exciting and enterprise-transforming project that will greatly benefit our customers and further enhance the company’s presence in Europe’s two most important financial centres, London and Paris. After successfully commissioning our new mission-critical trading infrastructure, UTP, across all of our businesses globally, we are now committed to investing similarly in mission-critical post-trade infrastructure in Europe.”
Dominique Cerutti, NYSE Euronext’s President, added, “We intend to work with all our customers to ensure that we deliver a competitive, state-of the-art clearing solution that meets their needs both for listed and OTC, underlying and derivatives, markets. While we are building the new clearing houses over then next 30 months, we will also maintain regular, close dialogue with LCH.Clearnet Group. The continuing operational integrity of the current arrangements and the smoothest and most efficient transition to new arrangements are of the highest importance to NYSE Euronext. We will maximize synergies for our customers and our shareholders whenever we can.”
During the project, NYSE Euronext will also continue to play its part in the ongoing dialogue with European regulators and policymakers with the aim of ensuring that new legislation and regulatory standards that may be implemented: (a) deliver systemically safer and better risk-managed markets; and (b) continue to allow innovation, investment and competition in Europe’s market infrastructure.
NYSE Euronext will be liaising regularly with regulators and customers throughout the development of this project. Further communications will be provided in due course.
Notes to Editors
About NYSE Euronext
NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets — the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca — represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit: http://www.nyx.com.
About NYSE Euronext’s current European clearing arrangements
There are currently two clearing contracts between NYSE Euronext’s operating subsidiaries in Europe and subsidiaries of LCHClearnet Group Ltd: (i) a 30 month contract between LCHClearnet SA and the various Euronext markets in Paris, Amsterdam, Brussels, Lisbon and London for the full outsourcing of clearing of listed securities and/or listed derivatives instruments; and (ii) a 12 month contract between LCHClearnet Ltd and NYSE Liffe in London for the outsourcing of banking, guarantee and default management services for listed derivatives instruments. A termination notice has now been served in respect of the LCHClearnet SAcontract and LCHClearnet Ltd has been informed that NYSE Liffe intends to serve notice to terminate its outsource arrangements in due course. Both these contracts will remain in place until their expiry in 2012. There are no fees or penalties payable by NYSE Euronext at their expiry.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2009 (“document de référence”) filed with the French Autorité des Marchés Financiers (Filed on April 22, 2010 under No. D.10-0304), 2009 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.